Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
SECTION 1350 PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Opta Corporation (“Opta”), that, to his knowledge, the Quarterly Report of Opta on Form 10-Q for the period ended December 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Opta. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Opta and will be retained by Opta and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 20, 2005	OPTA CORPORATION (Registrant) BY: /S/ YAN, Vincent Yong —————————————— YAN, Vincent Yong President, Chief Executive Officer, Director

Date: May 20, 2005	BY: /S/ WANG, Sean —————————————— WANG, Sean Interim Chief Financial Officer